THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 ACT AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT (“Warrant”)

To Purchase Shares of the Common Stock of

MEMORY PHARMACEUTICALS CORP.

Dated as of March 16, 2007 (the “Effective Date”)

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, MEMORY PHARMACEUTICALS CORP., a Delaware corporation (the “Company”), hereby grants to Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Warrantholder”) the right, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to 598,086 fully paid and non-assessable shares (the “Warrant Shares”) of the Common Stock (as defined below), at an Exercise Price equal to $2.09 per Share. This Warrant is being issued pursuant to the terms of the Loan and Security Agreement of even date herewith between the Company and the Warrantholder (the “Loan Agreement”). The number and Exercise Price of the Warrant Shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Charter” means the Company’s Certificate of Incorporation, as may be amended from time to time.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity (other than a merger solely to effect a reincorporation of the Company into another state), or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock of another entity and in which the stockholders of the Company immediately prior to such consolidation or merger, will hold less than a majority of the outstanding shares of such other entity immediately after such consolidation or merger.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Warrant pursuant to such exercise.

SECTION 2. TERM OF THE WARRANT.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Common Stock as granted herein shall commence on the Effective Date and shall end at 11:59 p.m. (New York City time) on March 16, 2012.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

The purchase rights set forth in this Warrant are exercisable by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any. Notwithstanding the foregoing, this Warrant shall not be exercisable during the Trigger Period.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash, check or wire transfer of immediately available funds, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Warrant and, if applicable, an amended Warrant representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

X = Y(A-B)

Where:	X = Y =	A the number of shares of Common Stock to be issued to the Warrantholder. the number of shares of Common Stock requested to be exercised under this Warrant.

A = the fair market value of one (1) share of Common Stock at the time of issuance of such shares of Common Stock.

B = the Exercise Price.

For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

(i) if the Common Stock is traded on any registered national stock exchange, the average of the closing prices of the Common Stock on such exchange over the five trading days ending on the date of exercise;

(ii) if the Common Stock is traded over-the-counter, but not on a registered national stock exchange, the average of the closing bid prices over the 30-day period ending on the date of exercise; and

(iii) if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.

Upon partial exercise, the Company shall promptly issue a new Warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised, with respect to any portion here that is vested and exercisable pursuant to Section 3(a) (even if not surrendered), immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4. RESERVATION OF SHARES.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6. NO RIGHTS AS STOCKHOLDER.

This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

SECTION 7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant. Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of Common Stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of the Company under this Warrant. In connection with a Merger Event and upon Warrantholder’s written election to the Company, the Company shall cause this Warrant to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant without actually exercising such right, acquiring such shares and exchanging such shares for such consideration.

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(e) Notice of Certain Events. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities (assuming Warrantholder consents to a dividend involving cash, property or other securities); (ii) the Company shall offer for subscription pro rata to the holders of its Common any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

(f) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (g), and notwithstanding anything to the contrary in Section 12(g), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (f).

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution, delivery and issuance by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the shares of Common Stock issuable hereunder, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant constitutes legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws affecting the enforcement of creditors’ rights in general, and except that the enforceability of this Warrant is subject to general principles of equity.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act, and any filing required by applicable state securities law and any required filings or notifications regarding the issuance or listing of additional shares with the Nasdaq Stock Market LLC.

(d) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act and (ii) the qualification requirements of the applicable state securities laws.

(e) Compliance with Rule 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Warrant and in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. The right to acquire Common Stock or the Common Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration statement under the Act or an exemption from the registration requirements of the Act.

(b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Restrictions on Transfer. The Warrantholder understands that the Warrant and the Warrant Shares have not been and are not being registered under the Act or any applicable state securities laws and, consequently, the Warrantholder may have to bear the risk of owning the Warrants and the Warrant Shares for an indefinite period of time. The Warrantholder also understands that any sale of (A) the Warrants or (B) the Warrant Shares that might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Legends. The Warrantholder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Warrantholder may bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THE WARRANT UNDER WHICH THE SECURITIES WERE ISSUED.

(f) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 11. TRANSFERS.

The Warrantholder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant or Warrant Shares except in accordance with the Act. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Notwithstanding the foregoing, neither the Warrant nor the Warrant Shares may be transferred unless (i) the resale of such securities is registered pursuant to an effective registration statement under the Act or (ii) the Warrants or Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration. The transfer of this Warrant shall be recorded on the books of the Company upon delivery by the Warrantholder to the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”) at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice and payment, if required, the Company may treat the registered owner hereof as the owner for all purposes.

SECTION 12. MISCELLANEOUS.

(a) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Warrant.

(b) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(c) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(d) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as set forth on the signature page to this Warrant or to such other address as each party may designate for itself by like notice.

(e) Entire Agreement; Amendments. This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in its entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(f) Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

(g) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Warrant and, specifically, the provisions of Sections 12(j), 12(k) and 12(l).

(h) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

(i) No Waiver. No omission or delay by any party to this Warrant at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by such other party, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

(j) Survival. All agreements, representations and warranties contained in this Warrant shall be for the benefit of the Warrantholder and shall survive the execution and delivery of this Warrant.

(k) Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(l) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in Santa Clara County, California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Santa Clara County, California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant.

(m) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply, the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(n) Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	MEMORY PHARMACEUTICALS CORP.
By: /s/ James R. Sulat
Print Name: James R. Sulat
Title: President and Chief Executive Officer
Notice Address:	Memory Pharmaceuticals Corp.
Attn: Mike Smith
100 Philips Parkway
Montvale, New Jersey 07645
Facsimile: (201) 802-7190
with a copy to:
Memory Pharmaceuticals Corp.
Attn: Jzaneen Lalani, Esq.
100 Philips Parkway
Montvale, New Jersey 07645
Facsimile: (201) 802-7190
WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
By: /s/ Scott Harvey
Name: Scott Harvey
Title: Chief Legal Officer
Notice Address:	Hercules Technology Growth Capital, Inc..
Attn: Manuel Henriquez and Parag Shah
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194

EXHIBIT I

NOTICE OF EXERCISE

To: [     ]

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the Common Stock of MEMORY PHARMACEUTICALS CORP., pursuant to the terms of the Warrant dated the 16th day of March, 2007 (the “Warrant”) between Memory Pharmaceuticals Corp. and the Warrantholder, and [if CASH PAYMENT, insert: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [if NET ISSUANCE, insert: elects pursuant to Section 3(a) of the Warrant to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

(3)	The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144; and (v) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or such registration is not required.

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC. By:

Name: Scott Harvey Title: Chief Legal Officer Date:

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [     ], hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc., to purchase [     ] shares of the Common Stock of Memory Pharmaceuticals Corp., pursuant to the terms of the Warrant, and further acknowledges that [     ] shares remain subject to purchase under the terms of the Warrant.

COMPANY:	MEMORY PHARMACEUTICALS CORP.

By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

      (the “Transferee”)
(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

The Transferee hereby acknowledges and agrees that it is subject to the terms and conditions of the Warrant to the same extent as if the Transferee were the original Warrantholder thereunder. The Transferee hereby represents and Warrants to the Company that each of the representations and warranties set forth in Section 10 of the Warrant are true and correct in all respects as if made by the Transferee on the date hereof.

Name of Transferee:

Signature: